EXHIBIT 10.1

DESIGN AND DEVELOPMENT AGREEMENT

        This Agreement made as of the 4th day of August, 2005, by and between ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (the “Partnership”), and ROBERTS PROPERTIES, INC., a Georgia corporation (the “Developer”),

W I T N E S S E T H

        WHEREAS, the Partnership has acquired approximately 22.03 acres of land located in Land Lots 205 and 206 of the 2nd District, 1st Section, Forsyth County, Georgia, fronting on North Old Atlanta Road, and the Partnership intends to develop, construct, own and operate on the Property a 154-residential unit apartment community (“SawMill Village”); and

        WHEREAS, the Partnership desires that the Developer perform certain advisory, administrative and supervisory services relating to the Partnership’s design, development and construction of SawMill Village;

        NOW, THEREFORE, the parties hereto hereby agree as follows:

1.  Services

        The Developer will create and develop SawMill Village and manage the team of professionals involved, including engineers, land planners, architects and designers, and manage the design team involved in developing the interior design and models, as well as selecting the materials, finishes, features and colors for the interior and exterior of SawMill Village. The Developer shall also provide supervisory services to ensure that SawMill Village is built in accordance with the approved Plans and Specifications provided.

2.  Compensation

        For the above services, the Developer shall be paid a total of Seven Hundred and Seventy Thousand Dollars ($770,000), payable in equal monthly installments over the development period. The date of commencement of the development period is to be determined.

        IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

ROBERTS PROPERTIES RESIDENTIAL,	ROBERTS PROPERTIES, INC., a
L.P., a Georgia limited partnership	Georgia corporation

By: Roberts Realty Investors, Inc.,	By: /s/ Anthony W. Shurtz
Its Sole General Partner	Anthony W. Shurtz,
Chief Financial Officer
By: /s/ Michael A. Quinlan
Michael A. Quinlan,
Secretary